UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
FORM 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934
Date of Report (Date of earliest event reported): March 31, 2006
WESTERN DIGITAL CORPORATION
(Exact Name of Registrant as Specified in Charter)

Delaware (State or Other Jurisdiction of Incorporation)	001-08703 (Commission File Number)	33-0956711 (IRS Employer Identification No.)

20511 Lake Forest Drive, Lake Forest, California (Address of Principal Executive Offices)		92630 (Zip Code)
Registrant’s telephone number, including area code: (949) 672-7000
Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.02. Termination of a Material Definitive Agreement.
Since July 2003, Western Digital Corporation, through a wholly-owned subsidiary, Western Digital (Fremont), Inc., has leased facilities in Fremont, California, pursuant to a Single Tenant Industrial Lease Agreement (previously included as Exhibit 10.23 to Western Digital’s Annual Report on Form 10-K filed with the Securities and Exchange Commission on September 23, 2003). The facilities consist of approximately 189,000 square feet of clean room, laboratory and office space, and are used by Western Digital for head wafer fabrication and research and development. In connection with Western Digital’s purchase of the underlying property on March 31, 2006, the lease terminated by operation of law on such date. A copy of the press release announcing the purchase of the real property in Fremont, California is attached hereto as Exhibit 99.1 and is incorporated herein by reference.
Item 9.01 Financial Statements and Exhibits.
(c) Exhibits
99.1 Press Release issued by Western Digital Corporation on April 5, 2006, announcing the purchase of real property in Fremont, California.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

WESTERN DIGITAL CORPORATION
By:	/s/ Raymond M. Bukaty
Raymond M. Bukaty
Senior Vice President, Administration, General Counsel and Secretary

Dated: April 5, 2006

Exhibit Index

Exhibit No.	Description
99.1	Press Release issued by Western Digital Corporation on April 5, 2006, announcing the purchase of real property in Fremont, California.